                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549





                                 FORM 8-K/A
                              (Amendment No. 1)
                        AMENDMENT TO CURRENT REPORT

  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

   Date of Report (Date of earliest event) October 13, 1998





                  ASSOCIATES FIRST CAPITAL CORPORATION
          (Exact name of registrant as specified in its charter)




            DELAWARE                              06-0876639
   (State or other jurisdiction                (I.R.S. Employer
     of incorporation)                       Identification Number)

                                  2-44197
                           (Commission File Number)


250 E. Carpenter Freeway, Irving, Texas                      75062-2729
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code (972) 652-4000
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Item 5.  Other Events.

     Associates First Capital Corporation announced its third quarter earnings in a news release dated October 13, 1998. A copy of the new release, financial highlights and a quarterly financial supplement is attached as an Exhibit hereto and incorporated by reference herein. The Company also disclosed that it is currently comfortable with the range of analysts' estimated earnings for 1999 of $4.00 to $4.10 per share (based on approximately 348,000,000 shares outstanding), excluding the impact of expenses relating to the previously announced acquisition of the assets of Avco Financial Services, Inc. The impact of such expenses will be determined in part by the financing and integration plans for the acquisition, which have not been finalized.

From time to time the Company sells finance receivables through securitization transactions and retains servicing responsibilities. Finance charges, interest expense and credit losses on the servicing portfolio are included in investment and other income on the statement of earnings. The pro forma managed basis financial information included in the attached quarterly financial supplement reclassifies these items from investment and other income into line items on the financial statements on the same basis as if the receivables had not been sold. Management believes this presentation is useful for evaluating the trends in financial information and key data.

This report contains certain forward-looking statements. The factors which may cause future results to differ materially from expectations are discussed in the Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits

( C )  Exhibits

       20 -  News release by Associates First Capital Corporation dated
           October 13, 1998 with supporting financial schedules.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ASSOCIATES FIRST CAPITAL CORPORATION

                                  By: /s/ John F.  Stillo
                                     -------------------------------------
                                     Senior Vice President and Comptroller


Date: October 14, 1998